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                                                                     EXHIBIT 1.1



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                            THE TIMES MIRROR COMPANY


                            (a Delaware corporation)



                        6.65% NOTES DUE OCTOBER 15, 2001
                        7.45% NOTES DUE OCTOBER 15, 2009





                             UNDERWRITING AGREEMENT




Dated:  October 14, 1999

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                            THE TIMES MIRROR COMPANY


                            (A DELAWARE CORPORATION)


                                  $600,000,000


                  $200,000,000 6.65% NOTES DUE OCTOBER 15, 2001
                  $400,000,000 7.45% NOTES DUE OCTOBER 15, 2009


                             UNDERWRITING AGREEMENT


                                                                October 14, 1999


Goldman, Sachs & Co.
Salomon Smith Barney Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
c/o      Goldman, Sachs & Co.
         85 Broad Street
         New York, New York 10004


Ladies and Gentlemen:


                  The Times Mirror Company, a Delaware corporation (the "Company"), confirms its agreement with Goldman, Sachs & Co. ("Goldman Sachs") and each of the other Underwriters named in Schedule I hereto (collectively, the "Underwriters"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule I of $200,000,000 aggregate principal amount of the Company's 6.65% Notes Due October 15, 2001 and $400,000,000 aggregate principal amount of the Company's 7.45% Notes Due October 15, 2009 (collectively, the "Securities"). The Securities are to be issued pursuant to an Indenture (the "Original Indenture") dated as of March 19, 1996 between the Company and Citibank, N.A., as trustee (the "Trustee"), as supplemented by that First Supplemental Indenture, to be dated as of October 19, 1999 (the "Supplemental Indenture," collectively with the Original Indenture, the "Indenture"). The term "Indenture," as used herein, includes the Officers' Certificate establishing the form and terms of the Securities pursuant to
Section 301 of the Indenture.



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                  The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the issuance of securities of the Company, has filed with or transmitted for filing to the Commission a preliminary prospectus supplement specifically relating to the Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), and shall promptly hereafter file with or transmit for filing to the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Securities pursuant to Rule 424 under the Securities Act. The term Registration Statement means the registration statement as amended to the date of this Agreement. The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the Prospectus Supplement. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein (the "Incorporated Documents"). The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The term "Significant Subsidiaries" means the entities listed on Schedule II hereto. The term "subsidiary" shall mean any subsidiary of the Company and shall also include Eagle New Media Investments, LLC and Eagle Publishing Investments, LLC (the "Eagle LLCs"), of which the Company is the sole manager pursuant to the terms of the respective limited liability company agreements of the Eagle LLCs.

                  1. Representations and Warranty. The Company represents and warrants to and agrees with each of the Underwriters:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                  (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. (ii) The Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. (iii) The Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which



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         they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through Goldman Sachs expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee (the "Form T-1"). (iv) The Prospectus as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the filing of the then most recent Annual Report of the Company on Form 10-K. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and Prospectus at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations"), and, when read together with the other information in the Registration Statement and Prospectus, at the date of the Prospectus and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. (v) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and Prospectus are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the Securities Act. (vi) The financial statements included or incorporated by reference in the Registration Statement and Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP"). The supporting schedules, if any, included in the Registration Statement and Prospectus present fairly in all material respects the information required to be stated therein.

                  (c) Each of the Company and its Significant Subsidiaries has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of organization, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, except where the failure to be in good standing, either singly or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole (each, a "Material Adverse Effect").



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                  (d) Each of the Company and its Significant Subsidiaries is
         duly qualified or registered, as applicable, to do business as a foreign corporation or limited liability company, as the case may be, and is in good standing in each jurisdiction where the character of the business conducted by it or the location of its properties owned or leased by it makes such qualification or registration necessary and in which the absence of such qualification or registration, either singly or in the aggregate, would have a Material Adverse Effect.

                  (e) The outstanding shares of capital stock of each of the Significant Subsidiaries (other than Eagle LLCs) of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of all liens, encumbrances, equities and claims. The Company is the sole manager of the Eagle LLCs and, therefore, controls such companies.

                  (f) Each of the Company and its Significant Subsidiaries is in compliance with all laws, ordinances and regulations applicable to its properties (whether owned or leased) and its business as described in the Prospectus, except where failure to so comply, either singly or in the aggregate, would not have a Material Adverse Effect.

                  (g) Each of the Company and its Significant Subsidiaries has all government licenses or permits necessary to carry on its business as such business is presently conducted and as described in the Prospectus, except where failure to have such licenses or permits, either singly or in the aggregate, would not have a Material Adverse Effect. Except as set forth in the Prospectus or as previously disclosed to you in writing, the Company has no reason to believe that any federal or state authorities are considering modifying, suspending or revoking any such licenses, or that such authorities or any other agencies are investigating the Company or any of its Significant Subsidiaries other than in the ordinary course of administrative review.

                  (h) This Agreement has been duly authorized, executed and delivered by the Company.

                  (i) The Supplemental Indenture has been duly authorized, and when executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Supplemental Indenture by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of the remedies, covenants or other provisions of the Supplemental Indenture and the availability of injunctive relief or other equitable remedies and (c) the application of principles of equity (regardless of



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         whether enforcement is considered in proceedings at law or in equity)
         as such principles relate to, limit or affect the enforcement of creditors' rights generally.

                  (j) The Original Indenture, upon the filing of the Current Report on Form 8-K dated October 12, 1999 with the Commission filing the Form T-1, was duly qualified under the Trust Indenture Act, and the Original Indenture has been duly authorized, executed and delivered by the Company, and, assuming the due authorization, execution and delivery of the Original Indenture by the Trustee, is a valid and binding agreement of the Company, enforceable in accordance with its terms subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of the remedies, covenants or other provisions of the Indenture and the availability of injunctive relief or other equitable remedies and (c) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally.

                  (k) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of the remedies, covenants or other provisions of the Securities and the availability of injunctive relief or other equitable remedies and (c) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally.

                  (l) The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed as exhibits to, or incorporated by reference in, as the case may be, the Registration Statement.

                  (m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the



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         Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

                  (n) Since the most recent date as of which information is given in the Prospectus, except as otherwise stated therein, (A) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the capital stock of the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (o) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Significant Subsidiaries is a party or to which any of the properties of the Company or any of its Significant Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (p) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  (q) To its best knowledge, the Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba, except where the failure to so comply would not have a Material Adverse Effect.

                  (r) Each of the total assets, the revenues and the income
         (loss) before income taxes of the Company and the Significant Subsidiaries, taken as a whole, constitutes 90% or more of each of the total assets, the revenues and the income (loss) before income taxes, respectively, of the Company and all of its subsidiaries, taken as a whole, as of and for the six months ended June 30, 1999.



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                  (s) The Company has reviewed its operations and that of its subsidiaries and any third parties with which the Company or any of its subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, stockholders' equity or results of operations of the Company and its subsidiaries or result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

                  2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company, at the price set forth in Schedule III hereto, the aggregate principal amount of Securities set forth in Schedule I hereto opposite its name plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof.

                  3. Payment and Delivery. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Latham & Watkins, or at such other place, as shall be agreed upon by the Underwriters and the Company, at 7:00 A.M. (California time) on October 19, 1999, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "Closing Date").

                  Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized Goldman Sachs, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Goldman Sachs, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

                  Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Date. The Securities will be made available for



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examination and packaging by the Underwriters in The City of New York not later than 12:00 P.M. (Eastern time) on the business day prior to the Closing Date. All references herein to "certificates" shall mean a global security or securities registered in the name of The Depository Trust Company or its nominee.

                  4. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for such Securities are subject to the satisfaction of each of the following conditions.

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus; and

                           (iii) no stop order suspending the effectiveness of
                  the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clauses (a)(i), (ii) and
         (iii) above (except that in the case of clause (a)(ii), the determination shall be in the judgment of such officer) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.



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                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

                           (i) this Agreement has been duly authorized, executed
                  and delivered by the Company;

                           (ii) the Indenture has been duly qualified under the
                  Trust Indenture Act and has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, is a valid and binding agreement of the Company, enforceable in accordance with its terms subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of the remedies, covenants or other provisions of the Indenture and the availability of injunctive relief or other equitable remedies and (c) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally;

                           (iii) the Securities have been duly authorized by the
                  Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, (b) general principles of equity that may limit the enforceability of the remedies, covenants or other provisions of the Securities and the availability of injunctive relief or other equitable remedies and (c) the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally;

                           (iv) the statements (A) in the Prospectus under the
                  captions "Description of the Notes," and "Underwriting," and
                  (B) in the Registration Statement in Items 15 and 17, in each case insofar as such statements constitute



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                  summaries of the legal matters, documents or proceedings
                  referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                           (v) the Company is not an "investment company" or an
                  entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

                           (vi) the Registration Statement and Prospectus
                  (excluding the Incorporated Documents and except for financial statements and schedules and other financial data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  In addition to the foregoing opinions, such counsel shall state that based upon certain specified activities, such counsel has no reason to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) the Registration Statement and the Prospectus at the time the Registration Statement became effective, and the Registration Statement and the Prospectus on the date of this Agreement, or at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) The Underwriters shall have received on the Closing Date an opinion of William A. Niese, General Counsel for the Company, dated the Closing Date, to the effect that:

                           (i) each of the Company and its Significant
                  Subsidiaries has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of organization, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, except where the failure to be in good standing, either singly or in the aggregate, would not have a Material Adverse Effect;

                           (ii) the execution and delivery by the Company of,
                  and, as of the date of such opinion, the performance by the Company of its obligations under, this Agreement, the Securities and the Indenture will not contravene any provision of applicable law, known to such counsel, or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's



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                  knowledge, any agreement or other instrument binding upon the
                  Company or any of its Significant Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, and, as of the date of such opinion, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Securities and the Indenture, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities;

                           (iii) after due inquiry, such counsel does not know
                  of any legal or governmental proceedings pending or threatened to which the Company or any of its Significant Subsidiaries is a party or to which any of the properties of the Company or any of its Significant Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and

                           (iv) the Registration Statement and Prospectus
                  (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  In addition to the foregoing opinions, such counsel shall state that based upon certain specified activities, such counsel has no reason to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) the Registration Statement and the Prospectus at the time the Registration Statement became effective, and the Registration Statement and the Prospectus on the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (i), (ii), (iii), (iv) (but only as to the statements in the Prospectus under "Description of the Notes" and "Underwriting") and (vi) of paragraph (c) above (but without any exclusion for Incorporated Documents).

                  With respect to the last subparagraph of paragraph (c) above and the last subparagraph of paragraph (d) above, Gibson, Dunn & Crutcher LLP, William A. Niese and Latham & Watkins may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

                  The opinions of Gibson, Dunn & Crutcher LLP and William A. Niese described in paragraphs (c) and (d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (f) The Underwriters shall have received, at the time of the execution of this Agreement, a letter dated such date, in form and substance satisfactory to the Underwriters from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to financial statements and certain financial information included or incorporated by reference in the Registration Statement and Prospectus. At the Closing Date, the Underwriters shall have received from Ernst & Young LLP, a letter dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter referred to in the preceding sentence, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

                  (g) At the Closing Date, the Securities shall be rated at least "A2" by Moody's Investor Services and "A" by Standard & Poor's Rating Services, a division of McGraw-Hill, Inc., and the Company shall have delivered to the Underwriters a letter dated the Closing Date, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Securities have such ratings.

                  (h) At the Closing Date, counsel for the Underwriters shall have been furnished with such documents as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contemplated; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                  5. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, 2 conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and furnish to you in New York City, without charge, prior to 2:00 P.M., local time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus in a manner that relates to or affects the Securities, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending October 31, 2000 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (f) To pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto; (ii) the preparation, issuance and delivery of the Securities; (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel;
        (iv) the qualification of the Securities under state securities or blue sky laws in accordance with the provisions of Section 5(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky or legal investment memoranda; (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of each preliminary prospectus and the Prospectus and any amendments or supplements thereto; (vi) the printing and delivery to the Underwriters of copies of any blue sky or legal investment memoranda;
        (vii) any fees charged by rating agencies for the rating of the Securities; (viii) the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. made in connection with the offering of the Securities; and (ix) any expenses incurred by the Company in connection with a "road show" presentation to potential investors.

                  (g) During the period of time beginning from the date hereof and continuing until the Closing Date, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities (other than commercial paper issued in the ordinary course of business).

                  6. Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

                           (i) against any and all loss, liability, claim,
                  damage and reasonable expense (including the reasonable fees and disbursements of counsel) whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto or the Prospectus (or any amendment or supplement thereto) and any preliminary prospectus supplement relating to the Securities, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (ii) against any and all loss, liability, claim,
                  damage and reasonable expense (including the reasonable fees and disbursements of counsel) whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expense whatsoever, as
                  incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

         provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and reasonable expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, the Prospectus, or any amendments or supplements thereto, and any preliminary prospectus supplement relating to the Securities, in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein.

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters, which counsel shall be reasonably acceptable to the Company, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
         (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
         Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice in writing of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, however, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by this Section 6(d) effected without its written consent if (x) such indemnifying party reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable; and (y) such indemnifying party provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

                  7. Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total purchase discount received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate initial offering price of the Securities.

                  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the

Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

                  The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

                  8. Termination.

                  (a) The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise stated therein, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it in the judgment of the Underwriters, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

                  (b) If this Agreement is terminated pursuant to this Section or pursuant to Section 9, such termination shall be without liability of any party to any other party except as provided in Sections 5(f)(iv), 6, 7 and 9 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect, and provided further that in the event that, for any reason other than Section 8(a)(ii), 8(a)(iii) (not including, however, the first clause thereof, relating to suspension or limitation on trading in securities of the Company), 8(a)(iv), and 9 the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities.

                  9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Securities set forth opposite their respective names in Schedule I bears to the number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 5(f), 6 and 7 hereof.

                  10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.


                                       Very truly yours,

                                       THE TIMES MIRROR COMPANY




                                       By: /s/ RAJENDER K. CHANDHOK
                                          ----------------------------------
                                       Title:  Vice President and Treasurer


CONFIRMED AND ACCEPTED,
  as of the date first above written:


GOLDMAN, SACHS & CO.
SALOMON SMITH BARNEY INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED


By:  GOLDMAN SACHS & CO.


By  /s/ GOLDMAN, SACHS & CO.
  ----------------------------------------
        Goldman, Sachs & Co.


For themselves and as representatives of the other Underwriters named in
Schedule I hereto.

                                   SCHEDULE I


                                                      Principal Amount of         Principal Amount of
Name of Underwriter                                        6.65% Notes                7.45% Notes
-------------------                                   -------------------         -------------------
Goldman, Sachs & Co.......................                 $120,000,000               $240,000,000
Salomon Smith Barney Inc.                                    40,000,000                 80,000,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated..............................                   20,000,000                 40,000,000
Morgan Stanley & Co. Incorporated.........
                                                             20,000,000                 40,000,000
                                                             ----------                 ----------
Total.....................................                 $200,000,000               $400,000,000

                                   SCHEDULE II

                     Significant Subsidiaries of the Company

The Baltimore Sun Company
Newsday, Inc.
Jeppesen Sanderson, Inc.
The Hartford Courant Company
Jeppesen & Co., GmbH
The Morning Call, Inc.
Times Mirror Magazines, Inc.
Eagle New Media Investments, LLC*
Eagle Publishing Investments, LLC*
AchieveGlobal, Inc.
EZ Buy & EZ Sell Recycler Corporation
The StayWell Company



--------
* Affiliates that are controlled by the Company.

                                  SCHEDULE III

                            THE TIMES MIRROR COMPANY

                  $200,000,000 6.65% NOTES DUE OCTOBER 15, 2001
                  $400,000,000 7.45% NOTES DUE OCTOBER 15, 2009


                  1. The initial public offering price of the 6.65% Notes due October 15, 2001 and the 7.45% Notes due October 15, 2009 shall be 99.931% and 99.869%, respectively, of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

                  2. The purchase price to be paid by the Underwriters for the 6.65% Notes due October 15, 2001 and the 7.45% Notes due October 15, 2009 shall be 99.681% and 99.219%, respectively, of the principal amount thereof.

                  3. The interest rate on the 6.65% Notes due October 15, 2001 and the 7.45% Notes due October 15, 2009 shall be 6.65% and 7.45%, respectively, per annum.